UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2002

MONSANTO COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16167	43-1878297

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

SIGNATURE
EXHIBIT INDEX
EX-99.1 - Press Release
EX-99.2 Presentation by Chief Technology Officer

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

99.1	Press Release, dated February 14, 2002, issued by Monsanto Company
99.2	Slide presentation by the Chief Technology Officer of Monsanto Company, dated February 14, 2002

ITEM 9. REGULATION FD DISCLOSURE

     On February 14, 2002, Monsanto Company’s Chief Technology Officer, Robert T. Fraley, Ph.D., will speak at the Goldman Sachs Sixth Annual AgChemicals/AgBiotechnology Conference 2002. A press release dated February 14, 2002, issued by Monsanto Company, and a slide presentation given at the conference, are attached to this report as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

     We are furnishing the information contained in this report, including the attached slide presentation, pursuant to Regulation FD promulgated by the Securities and Exchange Commission (“SEC”). This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that is not otherwise publicly available.

     The information contained in this report, including the information contained in the attached slide presentation, is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, including the information contained in the attached slide presentation, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

     A copy of the attached slide presentation is available for viewing on our website located at http:\\www.monsanto.com, although we reserve the right to discontinue that availability at any time. The attached slide presentation can be accessed from the website by first clicking on “Investors” at the top of the home page and then clicking on “Presentations” on the left menu bar on the Investors page.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2002

MONSANTO COMPANY

By:	/s/ Michael L. DeCamp

Name:	Michael L. DeCamp
Assistant General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated February 14, 2002, issued by Monsanto Company

99.2	Slide presentation by the Chief Technology Officer of Monsanto Company, dated February 14, 2002